EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”), dated as of April 4, 2014, is made by and among Black River Petroleum Corp a Company organized under the laws of Nevada (the “Company”), and Tim Gognat (the “Employee”). Each of the Company, and the Employee are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Company wishes to employ the Employee as its Exploration Manager, and the Employee wishes to accept such employment, on the terms set forth below, effective as of April 4, 2014 (“Effective Date”);

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

1.                  Duties. During the Term hereof, the Employee shall be employed by the Company as its Exploration Manager. Employees specific responsibilities shall include, but shall not be limited to: (i) liaising with the CEO and Advisors to the Company to create an exploration plan for the Company’s properties (ii) reviewing exploration data (iii) overseeing contractors (iv) sourcing competitive quotes from contractors (v) conferring with various consultants whom the company shall employ from time to time (vi) assist in building the Company’s land position, as required.

2.                  Compensation.

(a)                Compensation. Employee shall be entitled to receive: One hundred and fifty thousand (150,000) shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), on the Effective Date. This Common Stock is issued at zero cost to the Employee and as at the Effective Date had a current market value of fifty-one cents ($0.51) per share. If, prior to the six-month anniversary of the Effective Date, the Employee has given or received notice pursuant to Section 8 of this Agreement, then one hundred thousand (100,000) shares of Common Stock shall be surrendered back to the Company, via post, within ten working days. The Employee acknowledges and agrees that the Common Stock may not be transferred absent such registration or pursuant to an exemption from registration and agrees not to transfer one hundred thousand (100,000) shares of Common Stock until the six-month anniversary of the Effective Date.

(b)               Day Rate. Employee agrees to provide exploration management services at a rate of one thousand dollars ($1,000) per day. It is envisaged exploration management services will be provided for (5) five days per month / (60) sixty days per annum. For purposes of this paragraph, a day of exploration management services is eight (8) hours.

(c)                Reimbursements. The Company shall reimburse Employee for reasonable travel, legal and other expenses Employee incurs in connection with and arising from this Agreement and the performance of the duties and responsibilities. To obtain reimbursement, Employee shall submit to the President of the Company, or his or her designee, an invoice describing services rendered and expenses incurred under this Agreement. All expenses over $500.00 must be approved in writing by the Client prior to incurring such expenses. The Company shall pay to Employee invoiced amounts within fifteen (15) days after the date of invoice.

3.                  Term.

(a)                The Company hereby employs the Employee, and the Employee hereby accepts such employment, for an initial term commencing as of the Effective Date and continuing through April 4, 2015, unless sooner terminated (the “Initial Term”), with such employment to continue for successive one-year periods in accordance with the terms of this Agreement (subject to termination as aforesaid) unless either Party notifies the other Party of non-renewal in writing prior to one month before the expiration of the initial term and each annual renewal, as applicable. (The period during which the Employee is employed hereunder being hereinafter referred to as the “Term”).

(b)               The Term may be extended for such periods (the “Renewal Term(s)”) as the parties may mutually agree on or before the scheduled expiration of the Term. To be effective, any such agreement to extend the term of the Agreement for a renewal term must be by mutual consent in writing prior to the scheduled expiration of the Term, signed by Consultant and Company. If no such agreement is reached, this Agreement shall expire as of the end of the Term.

4.                  Termination of Employment.

(a)                The Company may voluntarily terminate this Agreement during the Term by providing the Employee with a minimum thirty (30) day’s advance written notice.

(b)               The Employee may voluntarily terminate this Agreement during the Term by providing the Company with a minimum thirty (30) day’s advance written notice. Following receipt of such written termination, the Company may in its sole discretion, terminate Employee’s retention at any time during that period, and compensate Consultant for the remainder of that period.

5.                  Non-Exclusive Employment. Employee’s engagement by the Company under this Agreement is a non-exclusive employment. During the Term, Employee shall have the right, without prior notice to the Company, to be engaged by other Companies, as long as there is no conflict of interest and said other Companies do not compete with Company.

6.                  Covenants of the Employee.

(a)                Confidentiality. During the Term, the Company has and will continue to provide Employee with access to, and may confide in him, information, business methods and systems, techniques and methods of operation developed at great expense by the Company and which are assets of the Company. Employee recognizes and acknowledges that: (i) all Confidential Information (defined below) is the property of the Company and is unique, extremely valuable and developed and acquired by great expenditures of time, effort and cost; (ii) the misuse, misappropriation or unauthorized disclosure by Employee of the Confidential Information would constitute a breach of trust and would cause serious irreparable injury to the Company; and (iii) it is essential to the protection of the Company’s goodwill and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use same to his own advantage or to the advantage of others. Accordingly, Employee shall not, during the Term or thereafter, directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity, or use on his own behalf, any confidential and proprietary information of the Company, including, but not limited to, information relating to exploration programs, strategic plans, proprietary data, costs, investment strategies or the business affairs and financial condition of the Company, or any of the Company’s business methods, systems, marketing materials (collectively “Confidential Information”), except for (i) such disclosures where required by law, but only after written notice to the Company detailing the circumstances and legal requirement for the disclosure; or (ii) as authorized during the performance of Employee’s duties for such use or purpose as are reasonably believed by Employee to be in the best interests of the Company. At any time, upon request, Employee shall deliver to the Company all of its property including, but not limited to, its Confidential Information (whether electronically stored or otherwise) which are in his possession or under his control. Property to be returned includes, but is not limited to, notebook pages, documents, records, prototypes, client files, drawings, electronically stored data, computer media or any other materials or property in Employee’s possession.

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(b)               Noninterference. During the Term and for a period of one (1) year following the end of the Term (the “Restricted Period”), for whatever reason, he will not, directly or indirectly, for himself or on behalf of any third party, at any time or in any manner persuade, induce, solicit, influence or attempt to influence, or cause any person who is an employee of the Company to terminate his or her relationship with the Company or refer any such employee to anyone, without prior written approval from the Company;

(c)                Remedies Cumulative and Concurrent. The rights and remedies of the Company as provided in this Section 8 shall be cumulative and concurrent and may be pursued separately, successively or together, at the sole discretion of the Company, and may be exercised as often as occasion therefor shall arise. The failure to exercise any right or remedy shall in no event be construed as a waiver or release thereof.

(d)               Employee’s Authorization. Employee authorizes the Company to inform any third parties, including future employers, prospective employers and the Company’s clients or prospective clients, of the existence of this Agreement and his obligations under it.

(e)                Survivability. The provisions of this Section 8shall survive the cessation of Employee’s employment for any reason, as well as the expiration of this Agreement at the end of its Term or at any time prior thereto.

(f)                Definition of Company. For purposes of this Section 8, the term “Company” shall include the Company and any of its parents, subsidiaries, affiliates or any related companies including their respective successors and assigns.

7.                  Other Provisions.

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(a)                Severability. The Employee acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement or any part thereof, including, without limitation, any of the Restrictive Covenants, is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(b)               Duration and Scope of Covenants. If any court or other decision-maker of competent jurisdiction determines that any of the Restrictive Covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

(c)                Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless otherwise expressly provided, the word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of such representation, warranty, or covenant. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.(d)

(e)                Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f)                Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

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(g)               Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

(h)               Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Employee) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

(i)                 Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

(j)                 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

(k)               Survival. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Section 8 and any other provisions of this Agreement expressly imposing obligations that survive termination of Employee’s employment hereunder, and the other provisions of this Section 9 to the extent necessary to effectuate the survival of such provisions, shall survive termination of this Agreement and any termination of the Employee’s employment hereunder.

(l)                 Existing Agreements. The Employee represents to the Company that he is not subject or a Party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit him from executing this Agreement or limit his ability to fulfill his responsibilities hereunder.

(m)             GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEVADA.

(n)               Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WANES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures follow on next page]

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IN WITNESS WHEREOF, Company and the Employee have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:
BLACK RIVER PETROLEUM CORP.

By:
Name:	ALEXANDER STANBURY
Title:	President

EMPLOYEE:

Name:	TIM GOGNAT Title: Exploration Manager

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